[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.16

DEVELOPMENT AND SUPPLY AGREEMENT

THIS DEVELOPMENT AND SUPPLY AGREEMENT (this “Agreement”) is made as of this 14th day of November, 2006 (the “Effective Date”) by and between Tercica, Inc., having a principal place of business at 2000 Sierra Point Parkway, Suite 400, Brisbane, CA (“Company”) and Hospira Worldwide, Inc., having a principal place of business at 275 North Field Drive, Lake Forest, Illinois, 60045, (U.S.A.) (“Hospira”).

WITNESSETH:

WHEREAS, Company owns rights to the drug product marketed in the U.S. under the brand name Increlex™ (mecasermin {rDNA origin} injection), which is a recombinant human IGF-1 drug product for the long term treatment of growth failure in children with severe primary IGF-1 deficiency (Primary IGFD) and wishes to develop and market Increlex™ in a 5mL flip top vial;

WHEREAS, Company has received marketing authorization from the U.S. Food and Drug Administration (the “FDA”) and/or is seeking or intends to seek corresponding new drug approvals in selected international markets from appropriate Regulatory Authorities (as hereinafter defined) for the Increlex™ (mecasermin {rDNA origin} injection) drug product; and

WHEREAS, Company and Hospira are parties to that certain Increlex™ Letter Agreement of June 30, 2006 (the “Letter Agreement”) pursuant to which Hospira has performed certain work in preparation for the development of a manufacturing process for the Increlex™ (mecasermin {rDNA origin} injection) drug product by Hospira, and which Letter Agreement by its terms shall terminate and be superseded by this Agreement as of the Effective Date; and

WHEREAS, Company and Hospira desire that Hospira assist Company in the development and commercialization of the Increlex™ (mecasermin {rDNA origin} injection) drug product; and

WHEREAS, the parties desire that Hospira manufacture and sell to Company at least [ * ] of Company’s full requirements for the commercial distribution and sale of the Increlex™ (mecasermin {rDNA origin} injection) drug product worldwide;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Company and Hospira agree as follows:

Article 1. DEFINITIONS

The following words and phrases when used herein with capital letters shall have the meanings set forth or referenced below:

1.1 “Active Pharmaceutical Ingredient” or “API” shall mean the active pharmaceutical ingredient of the Drug (as hereinafter defined) in formulated bulk form that Company shall deliver to Hospira for incorporation into Product (as hereinafter defined) and meeting the applicable Active Pharmaceutical Ingredient Specifications (as hereinafter defined).

1.2 “Active Pharmaceutical Ingredient Specifications” shall mean the detailed description and parameters of the API set forth on Exhibit 1.2.

1.3 “Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of in excess of fifty percent (50%) of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.4 “cGMP” shall mean the current good manufacturing practices as set forth in 21 C.F.R. Part 210 and Part 211, as applicable.

1.5 “Confidential Information” shall mean all information disclosed hereunder in writing and identified as being confidential or, if disclosed orally, visually or through some other media, is identified as confidential at the time of disclosure and is summarized in writing within thirty (30) days of such disclosure and identified as being confidential, except any portion thereof which:

(a)	is known to the recipient at the time of the disclosure, as evidenced by its written records or other competent evidence;

(b)	is disclosed to the recipient by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

(c)	is or becomes patented, published or otherwise part of the public domain through no fault of the recipient; or

(d)	is developed by or for the recipient independently of Confidential Information disclosed hereunder as evidenced by the recipient’s written records or other competent evidence.

1.6 “Contract Year” shall mean a period of twelve (12) consecutive months which, for the first Contract Year of this Agreement, shall commence on the first day of the month after the month of Company’s first bona fide sale of Product to a non-Affiliate customer after Company receives the First Regulatory Approval (as hereinafter defined), and each Contract Year thereafter shall consist of twelve (12) consecutive months following the end of the preceding Contract Year.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.7 “Drug” shall mean the human pharmaceutical recombinant human IGF-1.

1.8 “First Regulatory Approval” shall mean Regulatory Approval granted by the FDA or a Regulatory Approval granted by an appropriate Regulatory Authority in a foreign country, whichever is earlier.

1.9 “Hospira Facility” shall mean Hospira’s manufacturing plant located at 1776 North Centennial Drive McPherson, KS or such other Hospira location manufacturing the Product as may be mutually agreed by the Parties in writing.

1.10 “Hospira-Manufactured Product” shall mean the Product manufactured by Hospira under the terms of this Agreement.

1.11 “Hospira Proprietary Rights” shall mean proprietary technology, know-how or rights in Hospira’s possession as of the Effective Date of this Agreement [ * ].

1.12 “Product” shall mean the Drug in final dosage form, packaged in 5 mL flip top vial, meeting the Product Specifications.

1.13 “Product Specifications” shall mean those product, labeling and performance specifications for Product filed with the FDA or other appropriate Regulatory Authorities, including Product formula, labeling, and materials required for the manufacture of the Product that is to be purchased and supplied under this Agreement, as such are set forth on Exhibit 1.9, which specifications may be amended from time to time by the written agreement of the parties.

1.14 “Product Supply Commitment” shall have the meaning provided in Section 7.1.

1.15 “Regulatory Approval” shall mean (i) approval from the FDA for amendment of the marketing authorization granting Company the right to sell Hospira-Manufactured Product for commercial distribution in the U.S.; and/or (ii) approval from a corresponding Regulatory Authority granting Company the right to sell Hospira-Manufactured Product for commercial distribution in a foreign country.

1.16 “Regulatory Authority” shall mean any federal, state or local or international regulatory agency, department, bureau or other governmental entity including the FDA which is responsible for issuing approvals, licenses, registrations or authorizations necessary for the manufacture, use, storage, import, transport or sale of Product in a regulatory jurisdiction.

1.17 “Third Party” shall mean a party other than Hospira or the Company and their respective Affiliates.

1.18 “Waste” shall mean all rejects, improper goods, garbage, refuse, remainder, residue, waste water or other discarded material, including solid, liquid, semisolid, or contained gaseous material that arises from the manufacture of Product, including but not limited to, rejected, excess or unsuitable materials, API and Products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 2. PROCESS DEVELOPMENT PROJECT

2.1 General. Promptly following the Effective Date, the parties shall undertake a process development project (the “Project”) consisting of the development activities set forth in Exhibit 2.1. The objective of the Project shall be for Hospira to assist in the development of the Product and to assist Company in obtaining Regulatory Approval from the FDA (and/or Regulatory Approval(s) in foreign jurisdictions, as agreed in accordance with Section 4.2). Following the First Regulatory Approval, Hospira then shall manufacture and deliver Product to Company for sale by Company as a human pharmaceutical product, as herein provided.

2.2 Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts to successfully complete the Project. However, the parties agree and understand that neither party hereto guarantees that the Project will be successful, nor warrants or guarantees that a marketable product will result from the Project.

Article 3. PAYMENT FOR HOSPIRA’S DEVELOPMENT EFFORTS

3.1 Development Fee. To reimburse Hospira for its participation in the Project, Company shall pay to Hospira a nonrefundable development fee of [ * ] (the “Development Fee”). The Development Fee is the aggregate of the costs triggered by the milestone events described under the headings “Milestone I”, “Milestone II”, “Milestone IV”, “Milestone V”, and “Milestone VI” in Exhibit 2.1. The Development Fee shall be paid to Hospira in accordance with the payment schedule set forth in Exhibit 2.1.

3.2 Changes in Project Scope. If changes occur in the Project or Product Specifications, or if technical difficulties require that Hospira perform either additional work or repeat work, and such additional work or repeat work is not required due to Hospira’s fault or negligence, Hospira shall provide Company with cost estimates for such work. If Company approves such costs, Hospira shall perform such work and Company shall pay Hospira’s costs for such work within thirty (30) days of completion of such work. Reimbursement for such additional work or repeat work shall be at the rate of [ * ] per hour per person, plus out-of-pocket costs for reasonable travel and sustenance, materials and supplies.

3.3 Development Supplies. The parties mutually agree to the final Product Specifications. Hospira may provide to Company development supplies at the prices set forth on Exhibit 2.1. Company shall issue a purchase order for any such development supplies at least [ * ] before the requested delivery date. Company and Hospira mutually agree to the formulation, concentration, fill volume and the components for each lot of development supplies.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 4. COMPANY’S REGULATORY SUBMISSIONS

4.1 Hospira’s Right to Review. Tercica shall exert reasonable efforts to file regulatory submission(s) in order to obtain the First Regulatory Approval from the FDA. Hospira shall have the right to review and consult on those portions of Company’s proposed regulatory submissions relating to Hospira’s packaging or manufacturing procedures before the submissions are filed with appropriate Regulatory Authorities. Any such portions of submissions in a language other than English shall be provided to Hospira by Company with an accompanying English translation. Hospira shall complete its review of the submissions within sixty (30) days for submissions in English, or within ninety (60) days for submissions not in English, after receipt of a proposed regulatory submission. Hospira shall consult with and advise Company in responding to questions from the Regulatory Authorities regarding such submission(s) to Regulatory Authorities. Company shall be the sole owner of any regulatory submission filed pursuant to this Agreement. Company shall reimburse Hospira for Hospira’s review and consultation under this Section at the rate of [ * ] per hour. Company shall provide to Hospira for its files a final copy of the CMC section of any such regulatory submission(s).

4.2 Supplemental International Regulatory Filings. Hospira shall quote a price for supplemental international regulatory, packaging and development work to support international filings (excluding the U.S.) separately and on a country-by-country basis. In addition, if inspections are requested or required for any supplemental foreign filing, Hospira shall be entitled to the additional fee provided in Section 6.3 with respect to any such inspections by a foreign Regulatory Authority.

4.3 Access to Drug Master Files. Hospira shall grant Company reference rights to all Drug Master Files (“DMFs”) necessary to support Company’s applications for and/or amendments of marketing authorizations of Product. To effect this, Hospira shall execute certain documentation (“Letters of Authorization”) which shall be delivered to the appropriate Regulatory Authorities permitting such Regulatory Authorities to consult Hospira’s DMFs in their review of Company’s Product marketing authorization applications and/or amendments to existing marketing authorizations for Product. Hospira shall send copies of such Authorization Letters to Company. Hospira shall update its DMFs annually, or otherwise, as required by applicable regulations and shall inform Company prior to any modifications thereto in order to permit Company to amend or supplement any affected regulatory applications, marketing authorizations, and/or related filings for Product.

4.4 User Fees. Company shall pay any FDA (or foreign equivalent) user fees which may become payable for Product.

Article 5. MANUFACTURE AND SUPPLY OF PRODUCT

5.1 Purchase and Sale of Product.

(a) Pursuant to the terms and conditions of this Agreement and for the duration of this Agreement, Hospira shall manufacture, sell and deliver Product to Company, and Company shall purchase and take delivery of at least [ * ] percent ([ * ]%) of its total worldwide requirements of Product (the “Contract Requirements”) exclusively from Hospira. Hospira shall manufacture Product in accordance with the Product Specifications. The parties may alter from time to time the Product Specifications by written agreement without amending this Agreement.

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(b) The parties agree that with respect to the purchase or supply of Product in addition to the Contract Requirements hereunder, nothing in this Agreement shall be construed as preventing or otherwise inhibiting Company from (i) manufacturing such additional supply of Product (ii) having such additional supply of Product manufactured for Company by one or more Third Parties and/or (iii) purchasing such additional supply of Product manufactured by one or more Third Parties.

5.2 Government Approvals. Notwithstanding any other provision of this Agreement, Hospira shall have no obligation to manufacture, sell or deliver Product to Company and Company shall have no obligation to purchase and take delivery of Product for commercial sale in a specific territory until Company has obtained all necessary Regulatory Approval(s). However, Hospira agrees to manufacture and supply those quantities of Product requested in firm purchase orders by Company that are necessary to build Company’s inventory in anticipation of commercial launch of the Product and Company shall be required to pay for such Products irrespective of whether the Product ultimately receives all necessary Regulatory Approvals.

5.3 Manufacture of Product

(a)

Active Pharmaceutical Ingredient Supply. Hospira shall manufacture Product for Company from API that Company shall supply to Hospira at no cost. Company shall supply API to Hospira in quantities sufficient to satisfy Hospira’s gross manufacturing requirements of Product. Hospira’s use of API received from Company shall be limited to development contemplated by this Agreement and the manufacture of Product for Company. Company shall deliver API FOB Destination for deliveries originating in the United States, and D.D.P. (Incoterms 2000) for deliveries originating outside the United States, the Hospira Facility, pursuant to no-cost purchase orders that Hospira issues to Company. Within thirty (30) days of Hospira’s receipt of any API supplied by Company hereunder, Hospira shall (i) perform an identification test on the API and confirm the shipment quantity, and (ii) notify Company of any inaccuracies with respect to quantity or of any claim that any portion of the shipment fails the identification test. In the event Hospira notifies Company of any deficiency in the quantity of API received, Company shall promptly ship to Hospira, at Company’s own expense, the quantity of API necessary to complete the API shipment. In the event Hospira notifies Company that the API shipment does not conform to the Active Pharmaceutical Ingredient Specifications, Company shall have the right to confirm such findings at Hospira’s manufacturing location. If Company determines that such shipment of API conformed to the Active Pharmaceutical Ingredient Specifications, the parties shall submit samples of such shipment to a mutually acceptable independent laboratory for

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testing. If such independent laboratory determines that the shipment conformed to the Active Pharmaceutical Ingredient Specifications, Hospira shall bear all expenses of shipping and testing such shipment samples. If Company or such independent laboratory confirms that such shipment did not meet the Active Pharmaceutical Ingredient Specifications, Company shall replace, at no cost to Hospira, the portion of the API shipment which does not conform to the Active Pharmaceutical Ingredient Specifications and bear all expenses of shipping and testing the shipment samples.

(b)	API Title. Company shall retain title to the API while it is in the Hospira facility. Subject to the limitation in Section 5.3(c), Hospira shall assume responsibility and risk for the safekeeping, storage and handling for all shipments of API delivered hereunder and accepted by Hospira.

(c)	Consumption and Replacement of API. The consumption of API for the manufacture of Product shall be in accordance with the maximum consumption factors that Hospira and Company agree upon mutually in writing as promptly as practicable, which consumption factors are subject to change from time to time by mutual written agreement of the parties. If, during any twelve (12) month period, Hospira’s consumption of API in the manufacture of a given quantity of Product exceeds that which should have been consumed (the “Maximum Quantity of API”) if Hospira’s performance had been in parity with the maximum agreed upon consumption factors for such quantity of Product, Company shall supply to Hospira replacement API according to the terms set forth in Section 5.3(a), and Hospira shall promptly reimburse Company, for any API consumed in excess of the Maximum Quantity of API, at Company’s total cost, as evidenced by Company’s invoices, for such excess amount of API consumed. In the event of any loss or damage of any API delivered hereunder or the failure of Product to meet Product Specifications, Company shall supply to Hospira at no cost replacement API according to the terms set forth in Section 5.3(a). If the loss, damage or replacement of such API or the failure of Product to meet Product Specifications results from a grossly negligent act or omission by Hospira in the manufacture, handling or storage of the API or the Product, Hospira shall reimburse Company for its cost of such API in an amount equal to Company’s purchase cost/kg (as evidenced by Company’s invoices to Hospira). In no event shall Hospira’s aggregate liability for replacement of API exceed [ * ]. This section states Company’s sole remedy, and Hospira’s sole liability, for any loss, damage, excessive consumption or misuse of API.

(d)	Product Labeling. Hospira shall label Product in accordance with label copy that Company provides. Such copy may be modified from time to time by agreement of the parties. Company shall reimburse Hospira for Hospira’s actual costs of making any label copy changes and for the cost of any labeling that Hospira is unable to use due to such label copy changes

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	Replacement of Nonconforming Shipment. Company shall have a period of thirty (30) days from the date of its receipt of a shipment of Product to inspect and reject such shipment for nonconformance with the Product Specifications. If Company rejects such shipment, it shall promptly so notify Hospira and provide to Hospira samples of such shipment for testing. If Hospira tests such samples and determines that it did conform to the Product Specifications, the parties shall submit samples of such shipment to a mutually acceptable independent laboratory for testing. If such independent laboratory determines that the shipment conformed to the Product Specifications, Company shall bear all expenses of shipping and testing such shipment samples. If Hospira or such independent laboratory confirms that such shipment did not meet the Product Specifications, Hospira shall replace, at no cost to Company, that portion of the Product shipment which does not conform to the Product Specifications, and shall bear all expenses of shipping and testing the shipment samples, provided that such failure to meet the Specifications was not due to nonconforming API supplied by Company. Any nonconforming portion of any shipment shall be disposed of as directed by Hospira, at Hospira’s expense. Any Product that Company does not reject pursuant to this Section 5.3(e) shall be deemed accepted, and all claims for replacement of Product not conforming with Product Specifications shall be deemed waived by Company, except as to latent defects which (i) are not reasonably discoverable, (ii) render the Product not conforming to Product Specifications, and (iii) are solely caused by Hospira.

5.4 Dedicated Equipment Costs. If non-standard, specialized equipment is required to manufacture Product for Company, Hospira shall pay the cost of such equipment, subject to Company’s prior approval of such costs, which approval shall not be unreasonably withheld. Hospira shall advise Company of specialized equipment required and the estimated costs associated with the purchase, installation and validation of such equipment. After Company approves such costs, Hospira shall install and validate the equipment and bill Company for the associated costs. Company shall make payment to Hospira no later than thirty (30) days after Company receives an invoice from Hospira. Title to the equipment shall be in Company’s name. If Hospira wishes to use the specialized equipment for manufacture of a product other than Product for Company, Hospira and Company shall meet and discuss the technical and practical ramifications of such use and appropriate compensation to Company.

5.5 Off-Site Waste. If necessary, Hospira shall hire, direct and pay all costs for a waste contractor to remove all Waste from Hospira’s manufacturing facility for Product consistent with the Product’s Material Safety Data Sheets (“MSDS”).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.6 Delivery. Hospira shall deliver Product and samples (including, but not limited to post fill or packaging samples prior to product release, non-batch record sample requests for additional QC testing) to Company, FOB origin, for deliveries within the United States, and EXW (Incoterms 2000), for deliveries outside of the United States, the Hospira Facility. Title and risk of loss shall pass to Company at such point. Shipment shall be via a carrier designated by Company. Company shall be the exporter of record. Hospira shall make up to [ * ] shipments to Company of Product per batch at no charge to Company other than shipping costs. Any other shipments requested shall be at a fee of [ * ] per shipment plus shipping costs, excluding any shipments of samples required for testing.

5.7 Price and Payment.

(a)	Price. Hospira shall invoice Company for Product delivered by Hospira at the prices set forth on Exhibit 5.7. Prices are firm through [ * ]. Beginning [ * ], prices may be increased by Hospira. Price increases shall be effective for deliveries beginning [ * ]. Such increases shall not exceed [ * ].

(b)	Payment. Hospira shall invoice Company upon shipment of Product. Company shall make payment net thirty (30) days from the date of receipt of Hospira’s invoice.

(c)	Taxes. Any federal, state, county or municipal sales or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than that assessed against income), license, fee or other charge lawfully assessed or charged on the manufacture, sale or transportation of Product sold pursuant to this Agreement, and all government license filing fees and Prescription Drug User (PDUFA) annual establishment fees with respect to all Product shall be paid by Company.

Article 6. QUALITY

6.1 Quality Control. Hospira shall apply its quality control procedures and in-plant quality control checks on the manufacture of Product for Company in the same manner as Hospira applies such procedures and checks to products of similar nature manufactured for sale by Hospira. In addition, Hospira will test and release Product in accordance with the test methods described in Exhibit 6.1 to ensure that Product conforms to the Product Specifications. The parties may change the test methods from time to time by mutual agreement.

6.2 Quality Agreement. The parties shall enter into a quality agreement substantially in the form of the agreement attached hereto as Exhibit 6.2 within [ * ] following the Effective Date.

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6.3 Audit Right. Company shall have the right, upon sixty (60) days prior written notice to Hospira, to conduct, at its sole expense and during normal business hours, a quality assurance audit and inspection of Hospira’s records and production facilities relating to the manufacturing, assembly and/or packaging of Product. Such audits shall (a) be limited to not more than two (2) auditors appointed or representing Company, (b) last for not more than two (2) days and (c) may be conducted not more than one (1) time per calendar year. In the event such audit discovers a problem or unsatisfactory condition, Company may conduct an additional audit to ensure such problem or condition is resolved. In addition, should Company discover and/or be advised of a quality issue at the Hospira Facility which issue, if occurring, could impact the manufacture of the Product, Company may request an audit of the Hospira Facility to investigate such issue, which request Hospira shall not unreasonably deny. Any auditors that are not employees of Company shall be required to enter into confidentiality agreements with Hospira and Company containing terms of confidentiality at least as stringent as those set forth in Article 11 hereof. Visits by Company to Hospira production facilities may involve the transfer of Confidential Information, and any such Confidential Information shall be subject to the terms of Article 11 hereof. The results of such audits and inspections shall be considered Confidential Information under Article 11 and shall not be disclosed to Third Parties, including, but not limited to, the FDA, unless required by law and only then upon prior written notice to Hospira. Hospira also agrees to allow the FDA to conduct any audit which the FDA requires and Hospira agrees to reasonably cooperate with the FDA in connection with such audit. However, if any additional inspections are requested or required by or for any other Regulatory Authority, Hospira shall be entitled to an additional fee of [ * ] per each such Regulatory Authority inspection.

6.4 Notification of Complaints. Company shall notify Hospira promptly of any Product complaints involving Hospira’s manufacture or packaging in sufficient time to allow Hospira to evaluate the complaints and assist Company in responding to such complaints.

6.5 Product Recalls. In the event (a) any Regulatory Authority or other national government authority issues a request, directive or order that Product be recalled, (b) a court of competent jurisdiction orders such a recall, or (c) Company or Hospira reasonably determines that Product should be recalled, the parties shall take all appropriate corrective actions, and shall cooperate in any governmental investigations relating to the recall. In the event that such recall results from the breach of Hospira’s express warranties under Section 8.2(a) or (b) of this Agreement, Hospira shall only be responsible for (i) [ * ] (ii) [ * ]. In the event that the recall does not result from the breach of Hospira’s express warranties under this Agreement, Company shall be responsible for the expenses of the recall. For purposes of this Agreement, the expenses of the recall shall include, but not be limited to, the expenses of notification and destruction or return of the recalled Product, cost of the recalled Product, and any costs associated with the distribution of the replacement Product, but shall not include lost profits of either party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 7. ORDERS AND FORECASTS

7.1 [ * ] Product Supply Forecast. For capacity planning purposes, by [ * ], Company shall provide Hospira with a written forecast of Company’s [ * ] requirements of Product for the [ * ] beginning on [ * ]. Thereafter, by [ * ] of each [ * ] Company shall update such rolling [ * ] forecast of its requirements of Product for the period commencing on [ * ] of the next [ * ]. The forecast for the first [ * ] in any [ * ] forecast submitted to Hospira by Company under this Section 7.1 is referred to herein as the “[ * ] Forecast.” The [ * ]. Upon receipt of each rolling [ * ] estimate, Hospira shall within [ * ] days, provide Company a written acceptance of the estimate and accordingly plan to allocate its [ * ] capacity to manufacture Product for Company, or provide a written rejection of the [ * ] forecast. Any such written acceptance shall constitute Hospira’s Product supply commitment (“Product Supply Commitment”) for [ * ] covered by the forecast. If Company issues, and Hospira accepts, a subsequent [ * ] forecast covering one or more previously covered [ * ], such subsequent forecast shall constitute Hospira’s Product Supply Commitment for such [ * ]. In the event Hospira rejects a [ * ] forecast, Hospira and Company shall meet as soon as possible to discuss in good faith the quantities of Product that Hospira could provide during each of the [ * ] covered by the forecast. Any such amount shall be agreed to in writing.

7.2 First [ * ] Estimate. Company shall, within [ * ] days after filing its first submission to FDA for amendment of the marketing authorization for Product to include Hospira as a source of manufacture of the Product for commercial distribution and sale in the U.S. (and/or foreign equivalent), provide Hospira with a written estimate of Company’s [ * ] requirements of Product to be supplied by Hospira for the first [ * ]. Hospira acknowledges that such quantities are estimates only and are nonbinding.

7.3 First Order. Hospira and Company shall cooperate fully in estimating and scheduling production for the first commercial order of Product to be placed by Company with Hospira in anticipation of the First Regulatory Approval.

7.4 First Firm Order. Company shall place its first firm order approximately [ * ] in advance of the desired first delivery date of Product, but no later than the date of [ * ]. The first firm order shall cover a [ * ] time period (the “First Firm Order Period”). At the same time, Company shall provide to Hospira Company’s estimate of its [ * ] requirements of Product to be supplied by Hospira for the next [ * ] following the First Firm Order Period.

7.5 Rolling Forecast. Thereafter, Company shall provide [ * ] to Hospira a rolling [ * ] projection of requirements of Product to be supplied by Hospira, with the first [ * ] of such projection consisting of firm purchase orders and the remaining [ * ] of such projection consisting of Company’s best estimate forecast of its Product requirements, provided that the firm purchase orders made in any such projection shall not alter any of the firm purchase orders made in the previous projection.

7.6 Minimum Purchase Requirement. Although Company covenants to purchase from Hospira the Contract Requirements, Company further covenants to purchase from Hospira not less than [ * ] percent ([ * ]%) of its [ * ] Forecast in units of Product for each [ * ] (the

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“Minimum Purchase Requirement”). In lieu of Company taking delivery of each [ * ]’s Minimum Purchase Requirements of Product, Company shall have the option to pay for its Minimum Purchase Requirement, or any portion thereof that Company has failed to purchase, at the prices set forth in Exhibit 5.7 and waive Hospira’s manufacture and delivery obligations for such Product. In the latter event, Hospira shall invoice Company for the amount payable, and Company shall pay Hospira within thirty (30) days after receipt of Hospira’s invoice.

7.7 Purchase Order Acceptance. Within thirty (30) days after receipt of Company’s firm purchase orders for Product, Hospira shall confirm to Company its acceptance or rejection of the purchase order, delivery date and quantity of Product ordered by Company.

7.8 Best Efforts to Supply. If Company submits a firm purchase order for quantities of Product for any [ * ] in excess of the amount estimated for such [ * ] in the previous rolling [ * ] projection, Hospira shall not be obligated to supply said additional quantities; provided, however, that Hospira shall, until Company’s orders in the aggregate reach the applicable [ * ] Product Supply Commitment, use reasonable commercial efforts to produce and deliver to Company said additional quantities within [ * ] of issuance of the firm purchase order for such additional quantities.

7.9 Firm Commercial Order Changes or Cancellations. If, due to significant unforeseen circumstances, Company requests changes to firm purchase orders of Product within the [ * ] firm purchase order timeframe, Hospira shall attempt to accommodate the changes within reasonable manufacturing capabilities and efficiencies. If Hospira can accommodate such change, Hospira shall advise Company of the costs associated with making any such change and Company shall be deemed to have accepted the obligation to pay Hospira for such costs if Company indicates in writing to Hospira that Hospira should proceed to make the change. Hospira shall charge Company the greater of [ * ] or the amount previously agreed upon in writing by Company for making any such change. If Hospira cannot accommodate such change, Company shall be bound to the original firm purchase order. If Company cancels a firm purchase order, Hospira shall be relieved of its obligation relating to such order but Company will not be relieved of its obligation of payment unless Hospira agrees to such cancellation in writing. If Company does not supply sufficient API to manufacture such order or acts in any other manner to effectively interfere with Hospira’s ability to perform, which shall be deemed to be a breach of this Agreement, Company shall remain liable for the full amount of the firm purchase order regardless of whether such Product is manufactured by Hospira or whether Company takes delivery of any such manufactured Product. Notwithstanding anything to the contrary contained herein, all Product paid for by Company shall count toward the Minimum Purchase Requirement of Product including, without limitation, any payments made in the event of a cancellation.

7.10 Purchase Order Terms. Each purchase order or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and none of the provisions of such purchase order or acknowledgment shall be applicable except those specifying Product and quantity ordered, delivery dates, special shipping instructions and invoice information.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.11 Miscellaneous.

(a)	Process Rework. Process rework created as a result of Company’s changes shall be billed separately at a reasonable fee mutually agreed upon in writing.

(b)	Sub-lots. Should Company desire Hospira to split a manufacturing lot of Product into several sub-lots during packaging, there will be a split fee of [ * ] for each sub-lot packaged.

(c)	Cold Storage Fee. A cold storage fee shall be due and payable to Hospira if Company stores Product at Hospira’s plant after Product’s final release for more than [ * ]. The fee shall be [ * ] per [ * ] per [ * ] or any part thereof.

(d)	Stability Studies. Company will perform all required stability studies.

Article 8. WARRANTIES; COVENANTS AND INDEMNIFICATION

8.1 Company’s Warranties.

(a)	Company represents and warrants to Hospira that all API delivered to Hospira pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, (the “Act”) or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of the Act be introduced into interstate commerce.

(b)	Company further warrants to Hospira that API supplied to Hospira hereunder shall meet the API Specifications set forth on Exhibit 1.2.

(c)	Company further warrants that all specifications including Active Pharmaceutical Ingredient Specifications and Product Specifications Company provides to Hospira shall conform with the applicable submissions Company files with the appropriate Regulatory Authorities, such submissions being appropriate for the purposes of this Agreement, any Regulatory Approvals Company receives, as well as any amended Regulatory Approvals.

(d)	Company further represents and warrants to Hospira that Company’s performance of its obligations under this Agreement will not result in a material violation or breach of any agreement, contract, commitment or obligation to which Company is a party or by which it is bound and will not conflict with or constitute a default under its corporate charter or bylaws.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	Company further represents and warrants that (i) it will not sell Hospira-Manufactured Product in the United States unless and until such sale is authorized by the necessary Regulatory Approval from the FDA; (ii) it will not sell Hospira-Manufactured Product into any jurisdiction other than the United States unless and until to the best of its knowledge such sale is authorized by the necessary Regulatory Approvals; and (iii) Company further represents and warrants that any distributor, licensee or other entity representing the Company in a foreign jurisdiction is contractually obligated to ensure that the Hospira-Manufactured Product has all necessary Regulatory Approvals prior to selling the Hospira-Manufactured Product in such country.

8.2 Hospira’s Warranties and Covenants.

(a)	Hospira represents and warrants to Company that Product Hospira delivers to Company pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Act or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as the Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of the Act be introduced into interstate commerce.

(b)	Hospira further represents and warrants to Company that Product Hospira delivers to Company pursuant to this Agreement shall be free from defects in material and workmanship and shall be manufactured: (a) in accordance and conformity with the Product Specifications; and (b) in compliance with all applicable U.S. statutes, laws, rules or regulations, including those relating to the environment, food or drugs and occupational health and safety, including, without limitation, those enforced or promulgated by the FDA (including, without limitation, compliance with cGMPs).

(c)	Hospira further represents and warrants to Company that Hospira’s performance of its obligations under this Agreement will not result in a material violation or breach of any agreement, contract, commitment or obligation to which Hospira is a party or by which it is bound and will not conflict with or constitute a default under its Certificate of Incorporation or corporate bylaws.

(d)	Hospira covenants that it shall apply its quality control procedures and in-plant quality control checks on the manufacture, assembly and/or packaging of Product for Company in the same manner as Hospira applies such procedures and checks to products of a similar nature manufactured, assembled and/or packaged for sale by Hospira.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	The foregoing warranties shall not extend to any nonconformity or defect which relates to or is caused by API supplied by Company to Hospira. Subject to Section 8.3, the liability and replacement provisions of Sections 5.3(a) and (e) shall be Company’s sole and exclusive remedy for nonconforming or defective Product.

(f)	HOSPIRA MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY HOSPIRA.

8.3 Indemnification by Hospira. Hospira shall indemnify and hold harmless Company, its Affiliates, officers, directors and employees (collectively, the “Company Indemnitees”) from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by Third Parties (collectively, “Liabilities”) to the extent such arise out of or are attributable to: (a) Hospira’s breach of any representation or warranty set forth in Section 8.2(a), or (b); (b) any violation of any proprietary right of any Third Party relating to Hospira’s manufacturing processes used in the manufacture of Product pursuant to this Agreement; or (c) any [ * ] on the part of Hospira, its employees, agents or representatives and which relate to Hospira’s performance hereunder; provided, however, Hospira shall not be obligated to indemnify Company Indemnitees to the extent that any Liability arises from (i) Company’s breach of any representation or warranty set forth in Section 8.1(a), (b), (c) or (e), (ii) any violation of any proprietary right of any Third Party relating to the Active Pharmaceutical Ingredient Specifications, Product Specifications, API, Drug or Product, (iii) the use of or lack of safety or efficacy of Product, except any such Liability caused by or attributable to the fault of Hospira, its employees, agents or representatives, or (iv) any [ * ] on the part of any Company Indemnitee.

8.4 Indemnification by Company. Company shall indemnify and hold harmless Hospira, its Affiliates, officers, directors and employees (collectively, “Hospira Indemnitees”) from and against all Liabilities to the extent such arise out of or are attributable to (a) Company’s breach of any representation or warranty set forth in Section 8.1(a), (b), (c) or (e); (b) any violation of any proprietary right of any Third Party relating to the Active Pharmaceutical Ingredient Specifications, Product Specifications, API, Drug or Product; (c) the use of or lack of safety or efficacy of Drug or Product; (d) any [ * ] on the part of Company, its employees, agents or representatives and which relate to Company’s performance hereunder, and (e) any sale of Product by Company or its licensee or distributor or agent in any country without Regulatory Approval; provided, however, Company shall not be obligated to indemnify Hospira Indemnitees to the extent that any Liability arises from (i) Hospira’s breach of any representation or warranty set forth in Section 8.2(a) or (b), (ii) any violation of any proprietary right of any Third Party relating to Hospira’s manufacturing processes used in the manufacture of Product pursuant to this Agreement, or (iii) any [ * ] on the part of any Hospira Indemnitee.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.5 Conditions of Indemnification. If the indemnified party seeks indemnification from the indemnifying party hereunder, the indemnified party shall promptly give written notice to the indemnifying party as soon as practicable, but in any event within five (5) days of the indemnified party’s discovery of any such Liability or claim or suit threatened, made or filed against the indemnified party which forms the basis for the indemnified party’s claim of indemnification. The indemnified party and shall cooperate fully with the indemnifying party in the investigation and defense of all such claims or suits. The indemnifying party shall have the option to assume the indemnified party’s defense in any such claim or suit with counsel reasonably satisfactory to the indemnified party, and the indemnified party may, at its option and expense, be separately represented in such action or proceeding. In the event that the indemnifying party assumes control of the defense of any such action or proceeding, the indemnifying party shall not be liable for any litigation costs or expenses incurred by the indemnified party without the indemnifying party’s prior written authorization. No settlement or compromise shall be binding on a party hereto without its prior written consent, such consent not to be unreasonably withheld.

8.6 No Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY BREACH OF THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.7 No Waiver of Liability. Neither party transfers to the other party any of such first party’s liability for any harm (including without limitation bodily injury and death) to any Third Party caused by such first party’s negligence or intentional misconduct.

Article 9. INTELLECTUAL PROPERTY RIGHTS

9.1 Hospira’s Proprietary Rights. Hospira has granted no license, express or implied, to Company to use Hospira Proprietary Rights. All proprietary technology, know-how and rights developed by Hospira in the course of this Agreement shall be the sole property of Hospira. [ * ]

9.2 [ * ]

9.3 [ * ]

9.4 Company’s Proprietary Rights. Company has granted no license, express or implied, to Hospira to use Company’s proprietary technology, know-how or rights relating to the Drug or Product, other than for the purposes of this Agreement. [ * ]

9.5 [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 10. TERM AND TERMINATION

10.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated as provided below, shall expire at the end of the fifth (5th) Contract Year (the “Initial Term”). Unless otherwise terminated in accordance with this Article 10, this Agreement shall be automatically extended. The period during which the Agreement is in effect is referred to herein as the “Term.” On or after completion of the third Contract Year, this Agreement may be terminated at any time upon either party providing the other with at least [ * ] months’ prior written notice of termination.

10.2 Termination of Process Development Project. Either party may terminate the Project upon sixty (60) days prior written notice to the other party if the terminating party determines in good faith that the development of the Product is not technically feasible using commercially reasonable efforts. If the Project is terminated, Hospira shall advise Company of Hospira’s actual development costs on the Project incurred prior to such termination. Company shall pay Hospira for all reasonable and documented development costs incurred to the date the termination notice is received.

10.3 Failure to Obtain Regulatory Approval. Either party may terminate this Agreement by giving to the other party three (3) months’ prior written notice in the event that Regulatory Approval has not been granted by FDA by [ * ].

10.4 General Termination Rights. Either party may terminate this Agreement as follows:

(a)	Immediately by providing written notice upon the bankruptcy or the insolvency of the other party; or

(b)	By giving to the other party sixty (60) days’ prior written notice upon the material breach of any warranty or any other material breach of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default. However, if the party alleged to be in breach of this Agreement disputes such breach by written notice to the other party within the period allowed for cure, the nonbreaching party shall not have the right to terminate this Agreement unless it has been determined by decision in arbitration pursuant to the alternative dispute resolution provisions of Exhibit 12.4 hereto or by a court of competent jurisdiction that this Agreement was materially breached in accordance with this Section 10.4(b), and the breaching party fails to comply with its obligations within ninety (90) days after such decision.

10.5 Hospira Termination. If in any two (2) consecutive [ * ] Company waives Hospira’s manufacturing and delivery obligations in full pursuant to Section 7.6, Hospira may, terminate this Agreement upon ninety (90) days prior written notice to Company.

10.6 Accrued Payment Obligations. Upon termination pursuant to this Article 10, Company shall reimburse Hospira for Hospira’s cost of all supplies purchased and on hand or on order, if such supplies were ordered by Hospira based on firm purchase orders or Company’s

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

estimates of its requirements of Product, and such supplies cannot be reasonably used by Hospira for other purposes. Hospira shall invoice Company for all amounts due hereunder. Payment shall be made pursuant to Section 5.7.

10.7 Return of Inventory. In the event of any termination, Hospira shall return any remaining inventory of API and Product to Company at Company’s expense, unless such termination shall have been as a result of a breach of this Agreement by Hospira, in which case such inventory shall be returned at Hospira’s expense.

10.8 Survival. Expiration or early termination of this Agreement shall not relieve either party of any obligations that it may have incurred prior to expiration or early termination and all covenants and agreements contained in this Agreement, which by their terms or context are intended to survive, will continue in full force and effect unless otherwise indicated in this Agreement, notwithstanding any termination or expiration of this Agreement. For clarity, pursuant to this Section 10.8 the terms and conditions of Section 6.5 and Articles 8, 9, 10, 11, and 12 shall survive any termination or expiration of this Agreement.

Article 11. CONFIDENTIAL INFORMATION

11.1 Nondisclosure. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Hospira agrees that, except as expressly provided herein, it shall not disclose Confidential Information received from Company, and shall not use Confidential Information disclosed to it by Company, for any purpose other than to fulfill Hospira’s obligations hereunder. Company agrees that, except as expressly provided herein, it shall not disclose Confidential Information received from Hospira, and shall not use Confidential Information disclosed to it by Hospira, for any purpose other than to fulfill Company’s obligations hereunder.

11.2 Exceptions to Duty of Nondisclosure. Notwithstanding the above, nothing contained in this Agreement shall preclude Company or Hospira from utilizing Confidential Information as may be necessary in prosecuting patent rights of either party pursuant to Article 9, obtaining governmental marketing approvals, manufacturing Product pursuant to the terms and conditions of this Agreement, or complying with other governmental laws and regulations or court orders (provided that the party disclosing such information uses reasonable efforts to seek confidential treatment of such information, except as required to file and prosecute such patent applications). Hospira shall be permitted to disclose Confidential Information of Company to Third Party developmental and analytical services providers in connection with performance of Hospira’s obligations hereunder provided such providers shall be subject to confidentiality agreements with provisions at least as protective as the terms and conditions set forth herein. Company shall be permitted to disclose Confidential Information of Hospira [ * ] provided such Third Parties shall be subject to confidentiality agreements with provisions at least as protective as the terms and conditions set forth herein. The obligations of the parties relating to Confidential Information shall expire ten (10) years after the termination of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.3 Disclosure Required by Law. Either party may disclose Confidential Information of the other party hereunder to the extent such disclosure is required by law to be disclosed by the recipient, provided that the recipient gives the other party hereto prompt notice of such legal requirement such that such other party shall have the opportunity to apply for confidential treatment of such Confidential Information.

11.4 Government Disclosure for Purposes of Obtaining Regulatory Approval. Each party may disclose Confidential Information of the other party hereunder to the extent such disclosure is necessary to comply with applicable governmental laws and/or regulations in order to obtain Regulatory Approval, provided that if a party is required by law and/or regulation to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party in securing a protective order or confidential treatment of such Confidential Information required to be disclosed, except where such notice is impractical, for example in the event of a medical emergency, in which case such party shall give notice to the other party as soon as is reasonably practical.

11.5 Public Announcements and SEC Filings. Except as otherwise set forth in this Article 11, neither party shall make public the terms of this Agreement or the transactions contemplated herein, or make any public statement which includes the name of the other party or any of its Affiliates, or otherwise use the name of the other party or any of its Affiliates in any public statement or document without the prior written consent of the other party. Any such public announcement proposed by a party that names the other party shall first be provided in draft to the other party. Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to all required disclosures to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either party included in any such disclosure. If either party determines that applicable securities laws require it to file this Agreement, such party shall (a) provide to the other party a copy of the redacted version it intends to file, (b) provide the other party reasonable opportunity to comment thereon, and (c) redact such additional information as requested by the other party, unless disclosure thereof is required by law and compelled by the Securities and Exchange Commission.

11.6 Injunctive Relief. The parties acknowledge that either party’s breach of this Article 11 may cause the other party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching Party may be entitled to injunctive relief in addition to any other remedies it may have at law or in equity

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 12. MISCELLANEOUS

12.1 Force Majeure and Failure of Suppliers.

(a)	Excusable Delay. Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the party so affected. The affected party shall give prompt notice to the other party of such cause, and shall take promptly whatever reasonable steps are necessary to relieve the effect of such cause.

(b)	Transfer of Production. If Hospira becomes subject to an event of force majeure which interferes with production of Product at Hospira’s McPherson, KS plant, the parties shall mutually agree on implementation of an agreed-upon action plan to transfer production of Product to another Hospira plant. The parties shall, after the execution of this Agreement and at the request of either party, meet to discuss and define such an action plan.

(c)	Failure of Suppliers. The parties understand and agree that the Company has chosen the excipient and primary container packaging component suppliers listed in the Product Specifications. Under no circumstances shall Hospira have any liability to Company, nor shall Hospira be deemed to be in breach of this Agreement, if Hospira is unable to supply Product to Company due to a failure of such suppliers to provide such excipients and/or primary container packaging components to Hospira.

12.2 Notices. All notices hereunder shall be delivered as follows: (a) personally; (b) by facsimile and confirmed by first class mail (postage prepaid); (c) by registered or certified mail (postage prepaid); or (d) by overnight courier service, to the following addresses of the respective parties:

If to Company:
If to Hospira:
Tercica, Inc.
2000 Sierra Point Parkway, Suite 400	Hospira, Inc.
Brisbane, CA 94005	275 North Field Drive
Lake Forest, Illinois 60045
With a copy to:
With copy to:
Tercica, Inc.
Attention: General Counsel	Hospira, Inc.
2000 Sierra Point Parkway, Suite 400	Attention: General Counsel
Brisbane, CA 94005	Building H1; Department NLEG
Attention: (650) 624-4990	275 N. Field Drive
Facsimile: (650) 238-1520	Lake Forest, IL 60045
Fax: 224-212-2086

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Notices shall be effective upon receipt if personally delivered or delivered by facsimile and confirmed by first class mail, on the third business day following the date of registered or certified mailing or on the first business day following the date of or delivery to the overnight courier. A party may change its address listed above by written notice to the other party.

12.3 Choice of Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Delaware, excluding its choice of law provisions. The United Nations Convention on the International Sale of Goods is hereby expressly excluded.

12.4 Alternative Dispute Resolution. The parties recognize that bona fide disputes may arise which relate to the parties’ rights and obligations under this Agreement. The parties agree that except as provided in Section 11.4, any such dispute shall be resolved by alternative dispute resolution in accordance with the procedure set forth in Exhibit 12.4.

12.5 Assignment. Neither party shall assign this Agreement nor any part thereof without the prior written consent of the other party; provided, however: (a) either party may assign this Agreement to one of its wholly-owned subsidiaries or its parent corporation without such consent; and (b) either party, without such consent, may assign this Agreement in connection with the transfer, sale or divestiture of substantially all of its business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.

12.6 Entire Agreement. This Agreement, together with the Exhibits referenced and incorporated herein, constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto, including without limitation the Letter Agreement, provided that certain Mutual Nondisclosure Agreement between Company and Hospira effective February 10, 2006 (the “Confidentiality Agreement”) shall remain in full force and effect and continue to govern the confidential information exchanged by the parties thereunder, except that the term of the obligations of non-use and non-disclosure set forth in the Confidentiality Agreement shall be extended to expire on the same date as the term of the obligations of non-use and non-disclosure set forth in Section 11.2 of this Agreement.

12.7 Severability. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

12.8 Waiver-Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties. Failure by either party to enforce any such rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

12.9 Insurance Clause. Each party will procure and maintain, at its own expense, for the duration of the Agreement, and for five (5) years thereafter if written on a claims made or occurrence reported form, the types of insurance specified below with carriers rated A- VII or better with A. M. Best or like rating agencies:

a.	Workers’ Compensation in accordance with applicable statutory requirements and shall provide a waiver of subrogation in favor of the other party;

b.	Employer’s Liability with a limit of liability in an amount of not less than [ * ];

c.	Commercial General Liability including premises operations, & completed operations, blanket contractual liability, personal injury and advertising injury including fire legal liability for bodily injury and property damage in an amount not less than [ * ] per occurrence and [ * ] in the aggregate;

d.	Product Liability in an amount not less than [ * ] per occurrence and [ * ] in the aggregate; and

Hospira, Inc. and its subsidiaries, affiliates, directors, officers, employees, and agents shall be an additional insured with respect to Commercial General Liability and Product Liability. Prior to commencement of services, and annually thereafter, each party shall, upon request, furnish to the other party certificates of insurance evidencing the insurance coverages stated above and shall provide at least thirty (30) days’ written notice to the other party prior to any cancellation, non-renewal or material change in said coverage. In the case of cancellation, non-renewal or material change in said coverage, each party shall promptly provide to the other party a new certificate of insurance evidencing that the coverage meets the requirements in this Section. Hospira may, at its option, satisfy, in whole or in part, its obligation under this Section 12.9 through its self-insurance program.

12.10 Exhibits. All Exhibits referred to herein are hereby incorporated by reference.

12.11 Debarment Warranty. Hospira and Company represent and warrant that neither party uses nor will use in the future use in any capacity the services of any person debarred under Section (a) or (b) of 21 U.S.C. Section 335a.

IN WITNESS WHEREOF, the parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

HOSPIRA WORLDWIDE, INC.		COMPANY

By:	/s/ John Arnott	By:	/s/ Andrew Grethlein
Name:	John Arnott	Name:	Andrew Grethlein
Title:	Senior Vice President, Global Commercial Operations	Title:	Senior Vice President, Pharmaceutical Operations

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 1.2

Active Pharmaceutical Ingredient Specifications

[ * ]	[ * ]

[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 1.9

Product Specifications

Specifications
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 2.1

Project Development Activities and Payment Schedule

ATTACHMENT 1: Development Fees Structure

Milestone I: Project Initiation

[ * ]

Milestone II: Process Development

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Milestone III: Engineering and Registration Batch Production

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MILESTONE IV: PROCESS VALIDATION AND REVIEW

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MILESTONE V: REGULATORY SUBMISSION

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MILESTONE VI: COMMERCIAL PACKAGE PREPARATION

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Estimated Dedicated Equipment Costs

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Total Cost:     [ * ]

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Exhibit 5.7

Product Prices

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 6.1

Product Test Methods

Test Method
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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 6.2

Quality Agreement

Per Section 6.2 of this Development and Supply Agreement a definitive Quality Agreement will be executed within [ * ] following the effective date.

This Quality Agreement will cover the quality responsibilities of each party.

{No Exhibit 6.2 was executed and delivered as part of the Development and Supply Agreement.}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 12.4

Alternative Dispute Resolution

The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party’s rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (“ADR”) provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or Affiliates.

(b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a)-2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or Affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

(a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

(b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

(d) a brief in support of such party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a)-4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

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(b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party’s proposed rulings and remedies on some issues and the other party’s proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

(b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

12. The neutral may not award punitive damages. The parties hereby waive the right to punitive damages.

13. The hearings shall be conducted in the English language.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.